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                                                                    Exhibit 12.1

EOP OPERATING LIMITED PARTNERSHIP
STATEMENT OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)

                                                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------------------------
                                                                                     2003                      2002
                                                                              ====================       ===================
Income before income taxes, allocation to minority interests and income
   from investments in unconsolidated joint ventures                          $            149,593       $           189,993
                                                                              --------------------        ------------------

Plus Fixed Charges:
        Interest expense                                                                  205,323                   204,487
        Capitalized interest                                                                3,598                     5,338
        Loan amortization cost                                                              1,692                     1,301
                                                                              --------------------        ------------------

            Fixed charges                                                                 210,613                   211,126
Plus preferred distributions                                                               15,461                    15,830
                                                                              --------------------        ------------------

Combined fixed charges and preferred distributions                                        226,074                   226,956
                                                                              --------------------        ------------------

Plus amortization of capitalized interest                                                     434                       430
Plus distributed income of investments in unconsolidated joint ventures                    16,668                    25,909
Less preferred distributions                                                              (15,461)                  (15,830)
Less capitalized interest                                                                  (3,598)                   (5,338)
                                                                              --------------------        ------------------
    Total                                                                                  (1,957)                    5,171
                                                                              --------------------        ------------------

Earnings                                                                     $            373,710       $           422,120
                                                                             ====================       ===================

Combined fixed charges and preferred distributions                           $            226,074       $           226,956
                                                                             ====================       ===================

Earnings to combined fixed charges and preferred distributions                                1.7                       1.9
                                                                             ====================       ===================